AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1999
                                                    REGISTRATION NO.  33-
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                          FIRST UNION REAL ESTATE
                      EQUITY AND MORTGAGE INVESTMENTS
           (Exact name of registrant as specified in its charter)

           OHIO                                              34-6513657
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                        SUITE 1900, 55 PUBLIC SQUARE
                         CLEVELAND, OHIO 44113-1937
            (Address of Principal Executive Offices) (Zip Code)

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
       1999 AMENDED AND RESTATED LONG TERM INCENTIVE PERFORMANCE PLAN

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                    1999 SHARE OPTION PLAN FOR TRUSTEES
                         (Full title of the plans)

         DANIEL P. FRIEDMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          FIRST UNION REAL ESTATE
                      EQUITY AND MORTGAGE INVESTMENTS
                        SUITE 1900, 55 PUBLIC SQUARE
                         CLEVELAND, OHIO 44113-1937
                               (216) 781-4030
         (Name, address, and telephone number of agent for service)

                                COPIES TO:

        STEVEN G. SCHEINFELD                             F. RONALD O'KEEFE
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON                HAHN LOESER & PARKS
        ONE NEW YORK PLAZA                                 3300 BP TOWER
     NEW YORK, NY  10004-1980                            200 PUBLIC SQUARE
         (212) 859-8000                              CLEVELAND, OHIO 44114-2301
                                                          (216) 621-0150


                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE         AGGREGATE           AMOUNT OF
            TO BE REGISTERED               REGISTERED (1)     PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------

Shares of Beneficial Interest, par value      1,857,037            $4.78125           $8,878,958.10        $2,468.35
$1.00 per share (3)                            shares
-------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based upon the closing price of the Registrant's shares of beneficial interest on the New York Stock Exchange on October 27, 1999.

(3) Includes associated rights (the "Rights") to purchase the Registrant's shares of beneficial interest. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's shares of beneficial interest, and will be transferred along with and only with the Registrant's shares of beneficial interest.

EXPLANATORY NOTE

     This Form S-8 Registration Statement relates to

          (a) 1,357,037 Shares of Beneficial Interest, par value $1.00 per share, to be issued under the 1999 Amended and Restated Long Term Incentive Performance Plan; and

          (b) 500,000 Shares of Beneficial Interest, par value $1.00 per share, to be issued under the 1999 Share Option Plan for Trustees.

                                   PART I

     The documents containing information specified by Part I of this Registration Statement will be sent or given to participants in the 1999 Amended and Restated Long Term Incentive Performance Plan, and 1999 Share Option Plan for Trustees, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such document(s) are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     You may receive, without charge, upon written or oral request, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference into the Section 10(a) prospectus. You may also receive, without charge, a copy of the plans by contacting a company representative at the following phone number: (216) 781-4030, ext. 2702.

     References to "the Trust" or "the Registrant" shall mean First Union Real Estate Equity and Mortgage Investments, an Ohio business trust.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

     (a)The description of the Shares of Beneficial Interest contained in the Registrant's Registration Statement on Form S-3, No. 3357756 filed with the SEC on February 2, 1993 and the description of the Rights to purchase Shares of Beneficial Interest contained in the Registrant's Registration Statement on Form 8-A, filed on April 2, 1990, as amended by Form 8-A/A filed on May 2, 1990;

     (b)Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 29, 1999, as amended by Form 10-K/A, filed with the SEC on April 13, 1999;

     (c)Our Quarterly Reports on Forms 10-Q for the quarter ended June 30, 1999, filed with the SEC on August 13, 1999, and for the quarter ended March 31, 1999, filed with the SEC on May 14, 1999, and

     (d)Our Current Reports on Forms 8-K filed with the SEC on February 3, 1999, March 29, 1999, April 15, 1999, April 29, 1999, as amended by
        Form 8-K/A dated April 30, 1999, May 27, 1999, and August 16, 1999.


     Item 4. Description of Securities

     Not applicable.


     Item 5. Interests of Named Experts and Counsel

     Not applicable.


     Item 6. Indemnification of Trustees and Officers

     Pursuant to Article III, Section 3.3 of the Declaration of Trust of the Registrant, each trustee, officer, employee and agent of the Registrant is entitled to indemnification for any loss, cost, liability or obligation in connection with the Registrant's property or the affairs of the Registrant, or which he may suffer because he is or was or consented to become a trustee, officer, employee or agent of the Trust, except for such of his own acts as constitute bad faith, willful misfeasance, or willful disregard of his duties.

     Article III, Section 3.3 of the Declaration of Trust of the Registrant also authorizes the trustees to make advance payments in connection with indemnification, provided that the indemnified trustee, officer, employee or agent of the Trust gives a written undertaking to repay such amount if it is ultimately determined that he is not entitled to such indemnification.

     Pursuant to Article III, Section 3.1 of the Declaration of Trust of the Registrant, the trustees are obligated to maintain insurance against possible liability on the part of the Trust, the beneficiaries and any officers or trustees of the Trust in the course of Trust business, as the trustees in their discretion deem appropriate to protect the Trust property, the beneficiaries, officers or trustees of the Trust.

     The Registrant has acquired insurance indemnifying trustees and officers in certain cases and with certain deductible limitations.


     Item 7. Exemption from Registration Claimed

     Not applicable.


     Item 8. Exhibits

EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-----------              ----------------------

(4)(a) Declaration of Trust dated August 1, 1961, as amended through July 25, 1986, and By-Laws, as amended (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended 1986).

(4)(b) Rights Agreement between Registrant and National City Bank dated March 7, 1990 (incorporated by reference to Form 8-A dated March 30, 1990 No. 0-18411).

(4)(c) First Union Real Estate Equity & Mortgage Investments 1999 Amended and Restated Long Term Incentive Performance Plan (incorporated by reference to Exhibit A to the Trust's Definitive Proxy Statement filed with the SEC on April 19,
                         1999).

(4)(d) First Union Real Estate Equity & Mortgage Investments 1999 Share Option Plan for Trustees (incorporated by reference to Exhibit B to the Trust's Definitive Proxy Statement filed with the SEC on April 19, 1999).

(4)(e)*                  Form of Stock Option Agreement for Daniel P.
                         Friedman, David Schonberger, Rosalie C. Souders, and Anne N. Zahner dated as of May 18, 1999 implementing the initial grant of share options.

(4)(f)*                  Form of Stock Option Agreement for Daniel P.
                         Friedman, David Schonberger, and Anne N. Zahner dated as of May 28, 1999 implementing the additional stock option awards.

(5)(a)* Opinion of Hahn Loeser and Parks, LLP as to the legality of securities being registered.

(23)(a)*                 Consent of Arthur Andersen, LLP, Independent
                         Public Accountants.

(23)(b) Consent of Hahn Loeser and Parks, LLP (included in Opinion filed as Exhibit 5(a)).

----------------------
*  filed herewith

     Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided,  however, that the undertakings set forth in paragraphs
          (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 29, 1999.

                                         FIRST UNION REAL ESTATE EQUITY AND
                                         MORTGAGE INVESTMENTS


                                         /s/ William A. Ackman
                                         ----------------------------------
                                         By: William A. Ackman, Chairman
                                             of the Board of Trustees






                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and trustees of First Union Real Estate Equity and Mortgage Investments, an Ohio business trust, hereby constitute and appoint William A. Ackman, Daniel P. Friedman and William A. Scully, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                                   Date
---------                     -----                                   ----




/s/ William A. Ackman         Chairman of the Board            October 28, 1999
-----------------------       of Trustees
William A. Ackman


/s/ Daniel P. Friedman
-----------------------       President and Chief Executive    October 28, 1999
Daniel P. Friedman            Officer and Trustee


/s/ William A. Scully         Vice Chairman of the Board of    October 28, 1999
-----------------------       Trustees
William A. Scully


/s/ Daniel J. Altobello
-----------------------       Trustee                          October 28, 1999
Daniel J. Altobello


/s/ David P. Berkowitz
-----------------------       Trustee                          October 28, 1999
David P. Berkowitz


/s/ David S. Klafter
-----------------------       Trustee                          October 28, 1999
David S. Klafter


/s/ Stephen J. Garchik
-----------------------       Trustee                          October 28, 1999
Stephen J. Garchik


/s/ Daniel Shuchman
-----------------------       Trustee                          October 28, 1999
Daniel Shuchman

/s/ Steven S. Snider
-----------------------       Trustee                          October 28, 1999
Steven S. Snider

/s/ Mary Ann Tighe            Trustee                          October 28, 1999
-----------------------
Mary Ann Tighe

/s/ James A. Williams         Trustee                          October 28, 1999
-----------------------
James A. Williams

                             Index to Exhibits

EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-----------              ----------------------

(4)(a) Declaration of Trust dated August 1, 1961, as amended through July 25, 1986, and By-Laws, as amended (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended 1986).

(4)(b) Rights Agreement between Registrant and National City Bank dated March 7, 1990 (incorporated by reference to Form 8-A dated March 30, 1990 No. 0-18411).

(4)(c) First Union Real Estate Equity & Mortgage Investments 1999 Amended and Restated Long Term Incentive Performance Plan (incorporated by reference to Exhibit A to the Trust's Definitive Proxy Statement filed with the SEC on April 19,
                         1999).

(4)(d) First Union Real Estate Equity & Mortgage Investments 1999 Share Option Plan for Trustees (incorporated by reference to Exhibit B to the Trust's Definitive Proxy Statement filed with the SEC on April 19, 1999).

(4)(e)*                  Form of Stock Option Agreement for Daniel P.
                         Friedman, David Schonberger, Rosalie C. Souders, and Anne N. Zahner dated as of May 18, 1999 implementing the initial grant of share options.

(4)(f)*                  Form of Stock Option Agreement for Daniel
                         P. Friedman, David Schonberger, and Anne N. Zahner dated as of May 28, 1999 implementing the additional stock option awards.

(5)(a)* Opinion of Hahn Loeser and Parks, LLP as to the legality of securities being registered.

(23)(a)*                 Consent of Arthur Andersen, LLP, Independent Public
                         Accountants.

(23)(b) Consent of Hahn Loeser and Parks, LLP (included in Opinion filed as Exhibit 5(a)).

----------------------
*   filed herewith